Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2022
Strong top-line performance by annuity-based businesses across the globe offset softness in Capital Markets
CHICAGO, November 2, 2022 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the third quarter of 2022 with diluted earnings per share of $2.88, compared with $4.57 in the prior-year quarter, and adjusted diluted earnings per share1 of $3.40, compared with $4.56 last year.
•Revenue was $5.2 billion, up 10% in local currency, and fee revenue1 was $2.0 billion, up 4% in local currency
◦Outsourcing wins and continued Project Management demand drove 14% increase in Work Dynamics fee revenue
◦Stable Markets Advisory fee revenue highlighted by Property Management in the Americas and growth in office Leasing
◦Industry-wide lower market volumes and elongated deal cycles across the globe contributed to the 5% decline in Capital Markets
•Margin contraction was due to higher compensation expense and incremental T&E and marketing costs
•Increased borrowing capacity of Credit Facility to $3.35 billion and redeemed $275 million of Senior Notes
"During the latter half of the quarter, the commercial real estate industry experienced a more rapid slowdown in Capital Markets volumes than was expected three months ago," said Christian Ulbrich, JLL CEO. "In the current environment, the time to close deals has elongated and bid-ask spreads have widened. At the same time, Work Dynamics, one of our more resilient segments, continued to show strength with double-digit fee revenue growth. We see significant opportunity to leverage JLL’s global platform and industry expertise to serve clients during a more challenging macro-economic period."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	% Change in USD	% Change in LC	2022	2021	% Change in USD	% Change in LC

Revenue	$5,177.5	$4,889.2	6%	10%	$15,257.3	$13,421.3	14%	17%
Fee revenue[1]	2,048.6	2,050.6	—	4	6,087.9	5,269.4	16	19

Net income attributable to common shareholders	$140.2	$237.2	(41)%	(40)%	$479.7	$540.2	(11)%	(10)%
Adjusted net income attributable to common shareholders[1]	165.3	236.8	(30)	(29)	564.5	566.6	—	1

Diluted earnings per share	$2.88	$4.57	(37)%	(36)%	$9.65	$10.35	(7)%	(6)%
Adjusted diluted earnings per share[1]	3.40	4.56	(25)	(24)	11.35	10.86	5	6

Adjusted EBITDA[1]	$276.2	$352.0	(22)%	(19)%	$908.8	$874.5	4%	6%

Free Cash Flow [6]	$88.4	$414.6	(79)%	n/a	$(537.9)	$98.7	(645)%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 2
Consolidated Third-Quarter 2022 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Markets Advisory	$1,111.5	$1,079.9	3%	6%	$3,229.2	$2,823.9	14%	17%
Capital Markets	595.2	680.3	(13)	(8)	1,880.3	1,644.1	14	18
Work Dynamics	3,289.8	2,960.4	11	16	9,633.9	8,494.7	13	17
JLL Technologies	56.5	38.8	46	47	156.6	121.8	29	29
LaSalle	124.5	129.8	(4)	5	357.3	336.8	6	13
Total revenue	$5,177.5	$4,889.2	6%	10%	$15,257.3	$13,421.3	14%	17%
Gross contract costs[1]	(3,123.7)	(2,810.5)	11	16	(9,156.6)	(8,108.4)	13	16
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(81)	(81)	(12.8)	(43.5)	(71)	(71)
Total fee revenue[1]	$2,048.6	$2,050.6	—%	4%	$6,087.9	$5,269.4	16%	19%
Markets Advisory	847.9	837.0	1	4	2,444.9	2,100.6	16	19
Capital Markets	579.1	639.2	(9)	(5)	1,831.3	1,565.9	17	21
Work Dynamics	452.9	416.6	9	14	1,330.4	1,188.6	12	16
JLL Technologies	52.7	34.4	53	54	146.0	97.1	50	51
LaSalle	116.0	123.4	(6)	3	335.3	317.2	6	13
Operating income	$202.6	$292.9	(31)%	(30)%	$613.4	$597.9	3%	4%
Equity earnings	$0.5	$17.4	(97)%	(97)%	$72.6	$106.7	(32)%	(32)%
Adjusted EBITDA[1]	$276.2	$352.0	(22)%	(19)%	$908.8	$874.5	4%	6%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Third-Quarter 2022 - Page 3
The company achieved revenue and fee revenue increases of 10% and 4%, respectively, compared with the prior-year quarter. Annuity-based businesses continued to deliver solid fee revenue growth as Workplace Management, within Work Dynamics, grew 19% and Property Management, within Markets Advisory, grew 12%. Transaction-based businesses, specifically Capital Markets as well as Leasing within Markets Advisory, experienced challenges from the sharp increases in interest rates and swift changes in the economic sentiment across the globe. Refer to segment performance highlights for additional detail.
The following charts reflect the segment proportion of revenue and fee revenue for the current quarter and also the decomposition of Adjusted EBITDA by segment for the third quarter of 2022 and 2021.

Q3 2022 Revenue by Segment

2%
21%
1%
11%
64%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

Q3 2022 Fee Revenue by Segment
6%
3%
41%
22%
28%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

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JLL Reports Financial Results for Third-Quarter 2022 - Page 4
Net income attributable to common shareholders for the third quarter was $140.2 million, compared with $237.2 million in 2021, and Adjusted EBITDA was $276.2 million, compared with $352.0 million last year. Interest expense, net of interest income, increased $13.6 million, due to an increase in the average outstanding borrowings under our Facility in addition to a higher effective interest rate.
Diluted earnings per share for the third quarter were $2.88, down from $4.57 in 2021; adjusted diluted earnings per share were $3.40, compared with $4.56 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 13.5% in USD (and 13.3% local currency), compared with 17.2% in 2021. The decrease in margin against an outsized prior-year performance was primarily due to lower Capital Markets revenue coupled with higher compensation expense and incremental T&E and marketing expenses. The higher compensation expense reflected increased headcount and wage inflation over the trailing twelve months as well as higher commissions associated with the strong year-to-date Leasing revenue growth and changes to Capital Markets variable compensation structures. Refer to the segment performance highlights for additional detail.
Net income attributable to common shareholders was $479.7 million for the nine months ended September 30, 2022, compared with $540.2 million last year, and Adjusted EBITDA was $908.8 million, compared with $874.5 million in 2021. Diluted earnings per share were $9.65 for the nine months ended September 30, 2022, down from $10.35 in 2021; adjusted diluted earnings per share were $11.35, compared with $10.86 last year.
Cash Flows and Capital Allocation:
Free Cash Flow6 was an inflow of $88.4 million for the third quarter of 2022, compared with an inflow of $414.6 million in the prior-year quarter. This lower quarter-to-date cash inflow was primarily attributable to higher commission payments, a net outflow related to changes in net reimbursable receivables/payables balances, an increase in cash paid for taxes, and lower cash provided by earnings. Year to date, Free Cash Flow6 was an outflow of $537.9 million through September 30, 2022, compared with an inflow of $98.7 million in the prior year. The greater cash outflow was driven by higher annual incentive compensation paid in 2022, compared with 2021, and an incremental $108.0 million of cash paid for taxes, partially offset by an increase in cash provided by earnings.
During the third quarter of 2022, the company repurchased 909,200 shares for $153.5 million. Year to date, 2,922,446 shares have been repurchased returning $601.2 million to shareholders, compared with 853,000 shares repurchased and $189.5 million of capital returned through September 30, 2021.
Net Debt, Leverage and Liquidity6:
Total net debt was $1,697.6 million as of September 30, 2022, representing an increase of $121.7 million from June 30, 2022, and an increase of $1,210.3 million from September 30, 2021. The increase from June 30, 2022, primarily reflected share repurchase activity as discussed in the Capital Allocation section above.
During the third quarter, the company increased the borrowing capacity of its Credit Facility from $2.75 billion to $3.35 billion. In addition, the company redeemed its 4.4% Senior Notes due November 2022, using the Facility to pay the $275.0 million principal plus accrued and unpaid interest.
The company's Net Leverage Ratio was 1.1x as of September 30, 2022, compared with 1.0x as of June 30, 2022, and 0.4x as of September 30, 2021.
Corporate Liquidity was $2.1 billion as of September 30, 2022.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 5
Markets Advisory Third-Quarter 2022 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$1,111.5	$1,079.9	3%	6%	$3,229.2	$2,823.9	14%	17%
Gross contract costs[1]	(263.6)	(242.9)	9	13	(784.3)	(723.3)	8	11
Fee revenue[1]	$847.9	$837.0	1%	4%	$2,444.9	$2,100.6	16%	19%
Leasing	696.4	689.1	1	3	1,996.8	1,669.9	20	22
Property Management	122.9	115.9	6	12	363.7	344.9	5	10
Advisory, Consulting and Other	28.6	32.0	(11)	(3)	84.4	85.8	(2)	4
Segment operating income	$113.0	$131.7	(14)%	(13)%	$320.6	$276.6	16%	18%
Adjusted EBITDA[1]	$132.1	$149.2	(11)%	(8)%	$377.3	$329.1	15%	18%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Markets Advisory achieved modest revenue and fee revenue growth following a strong prior-year quarter. Leasing was mixed as broad-based growth in the office sector across geographies and an over $30 million outsized non-office transaction in the U.S. were largely offset by declines in industrial and retail. While average deal size again increased, particularly in office, deal volume fell in substantially all asset classes. The Americas, with both organic and inorganic contributions, led the increase in Property Management fee revenue.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 15.6% in USD (15.8% in local currency), compared with 17.8% in 2021. The lower margin was primarily due to higher compensation expenses, specifically, (i) additional Leasing brokers achieving higher commission tiers in 2022 compared with 2021, (ii) higher fixed compensation driven by wage inflation and incremental headcount over the trailing twelve months to meet revenue growth demands, and (iii) the timing of bonus accruals year over year. In addition, incremental T&E and marketing expenses contributed to the margin contraction.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 6
Capital Markets Third-Quarter 2022 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$595.2	$680.3	(13)%	(8)%	$1,880.3	$1,644.1	14%	18%
Gross contract costs[1]	(10.9)	(13.0)	(16)	(6)	(36.2)	(34.7)	4	14
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(81)	(81)	(12.8)	(43.5)	(71)	(71)
Fee revenue[1]	$579.1	$639.2	(9)%	(5)%	$1,831.3	$1,565.9	17%	21%
Investment Sales, Debt/Equity Advisory and Other	452.1	516.6	(12)	(8)	1,448.6	1,216.0	19	23
Valuation Advisory	86.5	84.1	3	12	261.9	250.8	4	11
Loan Servicing	40.5	38.5	5	5	120.8	99.1	22	22
Segment operating income	$72.5	$149.2	(51)%	(49)%	$292.5	$310.7	(6)%	(3)%
Adjusted EBITDA[1]	$83.2	$138.4	(40)%	(37)%	$328.1	$318.3	3%	6%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The decline in Capital Markets revenue and fee revenue was primarily driven by lower Investment Sales and Equity Advisory fees as rising interest rates and economic uncertainty impacted transaction volumes and elongated the deal-cycle time. Globally, market volumes of investment sales were down 24% in USD (18% in local currency) according to JLL Research. Valuation Advisory fee revenue growth was led by Australia, the U.S. - with both organic and inorganic contributions - and France. In addition, higher Loan Servicing revenue reflected continued growth of the servicing portfolio, particularly from loans originated under the Fannie Mae DUS program, tempered by lower prepayment fees compared with the prior-year quarter.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 14.4% in USD (14.3% in local currency), compared with 21.7% in 2021. The margin contraction was primarily due to (i) the decline in fee revenue, (ii) higher fixed compensation expense related to incremental headcount and wage inflation over the trailing twelve months, (iii) higher commissions payments, reflecting changes to the incentive compensation structure, which were partially offset by a reduction to non-commission bonus plans, and (iv) an increase in T&E and marketing expenses.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 7
Work Dynamics Third-Quarter 2022 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$3,289.8	$2,960.4	11%	16%	$9,633.9	$8,494.7	13%	17%
Gross contract costs[1]	(2,836.9)	(2,543.8)	12	16	(8,303.5)	(7,306.1)	14	17
Fee revenue[1]	$452.9	$416.6	9%	14%	$1,330.4	$1,188.6	12%	16%
Workplace Management	183.6	160.0	15	19	550.5	478.3	15	18
Project Management	210.0	193.6	8	16	600.6	541.3	11	16
Portfolio Services and Other	59.3	63.0	(6)	(2)	179.3	169.0	6	9
Segment operating income	$35.7	$20.5	74%	61%	$93.8	$63.8	47%	39%
Adjusted EBITDA[1]	$53.4	$37.7	42%	38%	$146.2	$113.8	28%	26%
"Workplace Management" was previously called Integrated Facilities Management (IFM). "Project Management" was previously called Project & Development Services.
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The increase in Work Dynamics fee revenue was driven by Workplace Management and Project Management. Both achieved double-digit fee revenue growth across Americas, EMEA and Asia Pacific, compared with the same quarter in the prior year. New client wins and the expansion of existing global mandates drove the growth in Workplace Management. Project Management saw continued momentum in project demand from the return-to-office movement and fewer pandemic-driven restrictions.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 11.8% in USD (10.9% in local currency), compared with 9.0% in 2021. The margin expansion was attributable to the fee revenue growth described above and cost management strategies, partially offset by incremental T&E and marketing expenses.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 8
JLL Technologies Third-Quarter 2022 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$56.5	$38.8	46%	47%	$156.6	$121.8	29%	29%
Gross contract costs[1]	(3.8)	(4.4)	(14)	(12)	(10.6)	(24.7)	(57)	(57)
Fee revenue[1]	$52.7	$34.4	53%	54%	$146.0	$97.1	50%	51%
Segment operating loss	$(20.0)	$(20.2)	1%	(3)%	$(90.5)	$(63.6)	(42)%	(44)%
Equity earnings	$1.0	$7.3	(86)%	(86)%	$64.5	$58.1	11%	11%
Adjusted EBITDA[1]	$(15.3)	$(10.7)	(43)%	(50)%	$(14.7)	$1.8	(917)%	(946)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
JLL Technologies top-line growth included $9.2 million of incremental fee revenue from acquisitions closed in late 2021. Organic fee revenue increased 28%, driven by new customers as well as growth from existing customers in software and solutions offerings.
Equity earnings in 2021 were primarily attributable to valuation increases to JLL Technologies' investments in early to mid-stage proptech companies as well as proptech funds, primarily reflecting subsequent financing rounds at increased per-share values. In 2022, valuation increases reflecting subsequent financing rounds were more modest and were largely offset by valuation declines related to a handful of investments.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was negative 29.0% in USD (negative 30.1% in local currency), compared with negative 31.1% in 2021. The slight margin improvement was driven by fee revenue growth, largely offset by lower equity earnings and incremental compensation related to the continued ramp up of operations to support future growth.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 9
LaSalle Third-Quarter 2022 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$124.5	$129.8	(4)%	5%	$357.3	$336.8	6%	13%
Gross contract costs[1]	(8.5)	(6.4)	33	32	(22.0)	(19.6)	12	12
Fee revenue[1]	$116.0	$123.4	(6)%	3%	$335.3	$317.2	6%	13%
Advisory fees	95.4	92.8	3	11	284.3	257.0	11	17
Transaction fees and other	8.7	8.3	5	14	33.9	22.7	49	59
Incentive fees	11.9	22.3	(47)	(35)	17.1	37.5	(54)	(47)
Segment operating income	$22.4	$27.3	(18)%	(13)%	$63.4	$61.3	3%	8%
Equity (losses) earnings	$(1.1)	$8.4	(113)%	(114)%	$4.0	$44.8	(91)%	(91)%
Adjusted EBITDA[1]	$22.8	$37.4	(39)%	(35)%	$71.9	$111.5	(36)%	(33)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle continued to deliver advisory fee growth, concentrated in core open-end funds, driven by strong capital raising and increases in the fair value of assets under management over the trailing twelve months. Lower incentive fees, which related to real estate dispositions on behalf of clients, were attributable to greater economic uncertainty, which slowed transaction activity.
The current quarter's equity losses were attributable to a negative share price movement for a co-investment in a LaSalle-managed publicly traded REIT in Japan as the remainder of the co-investment portfolio was largely flat. Equity earnings in the prior-year quarter were largely driven by net valuation increases.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 19.7% in USD (19.0% in local currency), compared with 30.3% in 2021. The decline in margin was primarily driven by lower equity earnings and incentive fees as well as expenses associated with the loss of a client mandate in the UK to right-size the advisory fee platform. These drivers were partially offset by incremental advisory fee platform scale.
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JLL Reports Financial Results for Third-Quarter 2022 - Page 10
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $19.4 billion, operations in over 80 countries and a global workforce of more than 102,000 as of September 30, 2022. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

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Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, November 2, 2022, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2022 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2022	2021	2022	2021

Revenue	$5,177.5	$4,889.2	$15,257.3	$13,421.3

Operating expenses:
Compensation and benefits	$2,496.2	$2,416.1	$7,461.4	$6,613.9
Operating, administrative and other	2,402.0	2,111.8	6,950.6	5,998.3
Depreciation and amortization	55.7	52.8	165.5	160.3
Restructuring and acquisition charges[3]	21.0	15.6	66.4	50.9
Total operating expenses	$4,974.9	$4,596.3	$14,643.9	$12,823.4

Operating income	$202.6	$292.9	$613.4	$597.9

Interest expense, net of interest income	23.2	9.6	49.1	30.6
Equity earnings	0.5	17.4	72.6	106.7
Other income(a)	0.5	1.3	136.0	12.9

Income before income taxes and noncontrolling interest	180.4	302.0	772.9	686.9
Income tax provision	42.3	65.3	155.4	148.4
Net income	138.1	236.7	617.5	538.5

Net (loss) income attributable to noncontrolling interest(a)	(2.1)	(0.5)	137.8	(1.7)

Net income attributable to common shareholders	$140.2	$237.2	$479.7	$540.2

Basic earnings per common share	$2.93	$4.67	$9.83	$10.57
Basic weighted average shares outstanding (in 000's)	47,863	50,851	48,782	51,101

Diluted earnings per common share	$2.88	$4.57	$9.65	$10.35
Diluted weighted average shares outstanding (in 000's)	48,629	51,944	49,727	52,178

Please reference accompanying financial statement notes.

(a) During the second quarter of 2022, Other income included a $142.3 million gain by a consolidated variable interest entity in which the company held no equity interest. This gain, therefore, is also included in the period's net income attributable to noncontrolling interest. As a result, there is no net impact to Net income attributable to common shareholders (or other measures like Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share).

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
MARKETS ADVISORY
Compensation, operating and administrative expenses	$980.9	$931.8	$2,856.6	$2,498.3
Depreciation and amortization	17.6	16.4	52.0	49.0
Total segment operating expenses	998.5	948.2	2,908.6	2,547.3
Gross contract costs[1]	(263.6)	(242.9)	(784.3)	(723.3)
Total fee-based segment operating expenses	$734.9	$705.3	$2,124.3	$1,824.0

Segment operating income	$113.0	$131.7	$320.6	$276.6
Add:
Equity (losses) earnings	(0.2)	0.1	0.7	0.6
Depreciation and amortization(a)	16.6	16.4	50.0	49.0
Other income	0.4	0.6	132.9	1.2
Net loss (income) attributable to noncontrolling interest	2.3	0.8	(137.4)	2.1
Adjustments:
(Gain) loss on disposition	—	(0.4)	10.5	(0.4)
Adjusted EBITDA[1]	$132.1	$149.2	$377.3	$329.1

CAPITAL MARKETS
Compensation, operating and administrative expenses	$507.5	$516.0	$1,541.6	$1,285.7
Depreciation and amortization	15.2	15.1	46.2	47.7
Total segment operating expenses	522.7	531.1	1,587.8	1,333.4
Gross contract costs[1]	(10.9)	(13.0)	(36.2)	(34.7)
Total fee-based segment operating expenses	$511.8	$518.1	$1,551.6	$1,298.7

Segment operating income	$72.5	$149.2	$292.5	$310.7
Add:
Equity earnings	0.7	1.3	2.1	3.1
Depreciation and amortization	15.2	15.1	46.2	47.7
Other income	—	0.9	0.1	0.3
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(12.8)	(43.5)
Adjusted EBITDA[1]	$83.2	$138.4	$328.1	$318.3
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
WORK DYNAMICS
Compensation, operating and administrative expenses	$3,236.5	$2,923.0	$9,489.0	$8,381.0
Depreciation and amortization	17.6	16.9	51.1	49.9
Total segment operating expenses	3,254.1	2,939.9	9,540.1	8,430.9
Gross contract costs[1]	(2,836.9)	(2,543.8)	(8,303.5)	(7,306.1)
Total fee-based segment operating expenses	$417.2	$396.1	$1,236.6	$1,124.8

Segment operating income	$35.7	$20.5	$93.8	$63.8
Add:
Equity earnings	0.1	0.3	1.3	0.1
Depreciation and amortization	17.6	16.9	51.1	49.9
Other income	0.1	—	0.1	—
Net income attributable to noncontrolling interest	(0.1)	—	(0.1)	—
Adjusted EBITDA[1]	$53.4	$37.7	$146.2	$113.8

JLL TECHNOLOGIES
Compensation, operating and administrative expenses(a)	$72.8	$56.8	$235.7	$178.1
Depreciation and amortization	3.7	2.2	11.4	7.3
Total segment operating expenses	76.5	59.0	247.1	185.4
Gross contract costs[1]	(3.8)	(4.4)	(10.6)	(24.7)
Total fee-based segment operating expenses	$72.7	$54.6	$236.5	$160.7

Segment operating loss	$(20.0)	$(20.2)	$(90.5)	$(63.6)
Add:
Equity earnings	1.0	7.3	64.5	58.1
Depreciation and amortization	3.7	2.2	11.4	7.3
Other income	—	—	2.9	12.0
Adjustments:
Gain on disposition	—	—	(3.0)	(12.0)
Adjusted EBITDA[1]	$(15.3)	$(10.7)	$(14.7)	$1.8

(a) Included in Compensation, operating and administrative expenses for JLL Technologies is carried interest expense related to equity earnings of the segment. Such amounts were $0.6 million and $16.6 million for the three and nine months ended September 30, 2022, respectively, and $0.7 million and $9.5 million for the three and nine months ended September 30, 2021.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
LASALLE
Compensation, operating and administrative expenses	$100.5	$100.3	$289.1	$269.1
Depreciation and amortization	1.6	2.2	4.8	6.4
Total segment operating expenses	102.1	102.5	293.9	275.5
Gross contract costs[1]	(8.5)	(6.4)	(22.0)	(19.6)
Total fee-based segment operating expenses	$93.6	$96.1	$271.9	$255.9

Segment operating income	$22.4	$27.3	$63.4	$61.3
Add:
Equity (losses) earnings	(1.1)	8.4	4.0	44.8
Depreciation and amortization	1.6	2.2	4.8	6.4
Other expense	—	(0.2)	—	(0.6)
Net income attributable to noncontrolling interest	(0.1)	(0.3)	(0.3)	(0.4)
Adjusted EBITDA[1]	$22.8	$37.4	$71.9	$111.5

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows[4] (Unaudited)
	Nine Months Ended September 30,
(in millions)	2022	2021

Net cash (used in) provided by operating activities	$(401.9)	$210.3

Net cash used in investing activities	(147.8)	(316.0)

Net cash provided by financing activities	500.5	39.3

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(63.6)	(17.3)

Net change in cash, cash equivalents and restricted cash	$(112.8)	$(83.7)

Cash, cash equivalents and restricted cash, beginning of year	841.6	839.8

Cash, cash equivalents and restricted cash, end of period	$728.8	$756.1

Reconciliation to Free Cash Flow
	Nine Months Ended September 30,
(in millions)	2022	2021

Net cash (used in) provided by operating activities	$(401.9)	$210.3

Net capital additions - property and equipment	(136.0)	(111.6)

Free Cash Flow[6]	$(537.9)	$98.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2022	2021		2022	2021
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$489.4	$593.7	Accounts payable and accrued liabilities	$858.4	$1,262.8
Trade receivables, net of allowance	1,912.5	2,004.1	Reimbursable payables	1,309.4	1,350.0
Notes and other receivables	377.9	389.3	Accrued compensation and benefits	1,512.0	2,029.5
Reimbursable receivables	1,840.5	1,734.5	Short-term borrowings	244.2	147.9
Warehouse receivables	671.9	822.3	Current maturities of long-term debt, net	—	274.7
Short-term contract assets, net of allowance	369.9	343.1	Short-term contract liability and deferred income	221.0	208.2
Prepaid and other	707.8	500.7	Short-term acquisition-related obligations	45.2	45.8
Total current assets	6,369.9	6,387.7	Warehouse facilities	685.0	795.7
Property and equipment, net of accumulated depreciation	731.5	740.0	Short-term operating lease liability	147.8	153.8
Operating lease right-of-use asset	776.6	723.4	Other	380.7	218.1
Goodwill	4,454.8	4,611.6	Total current liabilities	5,403.7	6,486.5
Identified intangibles, net of accumulated amortization	861.6	887.0	Noncurrent liabilities:
Investments	890.9	745.7	Credit facility, net of debt issuance costs	1,587.9	138.2
Long-term receivables	306.0	316.4	Long-term debt, net of debt issuance costs	341.5	395.6
Deferred tax assets, net	249.6	330.8	Long-term deferred tax liabilities, net	199.6	179.7
Deferred compensation plans	520.2	528.8	Deferred compensation	483.6	525.4
Other	217.5	233.6	Long-term acquisition-related obligations	59.3	66.3
Total assets	$15,378.6	$15,505.0	Long-term operating lease liability	739.5	714.4
			Other	554.1	577.7
			Total liabilities	$9,369.2	$9,083.8

			Redeemable noncontrolling interest	$7.2	$7.8

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,034.5	2,053.7
			Retained earnings	5,415.6	4,937.6
			Treasury stock	(950.9)	(406.3)
			Shares held in trust	(5.1)	(5.2)
			Accumulated other comprehensive loss	(723.0)	(395.4)
			Total company shareholders' equity	5,771.6	6,184.9
			Noncontrolling interest	230.6	228.5
			Total equity	6,002.2	6,413.4
			Total liabilities and equity	$15,378.6	$15,505.0

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2022, the $7.5 million net loss in the second quarter included $10.5 million of loss related to the disposition of the Russia business, partially offset by a $3.0 million gain related to a disposition within JLL Technologies. In 2021, $12.0 million of the activity related to a business disposition within JLL Technologies during the first quarter and $0.4 million related to a sold business within Markets Advisory during the third quarter.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2022	2021	2022	2021

Revenue	$5,177.5	$4,889.2	$15,257.3	$13,421.3
Gross contract costs[1]	(3,123.7)	(2,810.5)	(9,156.6)	(8,108.4)
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(12.8)	(43.5)
Fee revenue	$2,048.6	$2,050.6	$6,087.9	$5,269.4

Operating expenses	$4,974.9	$4,596.3	$14,643.9	$12,823.4
Gross contract costs[1]	(3,123.7)	(2,810.5)	(9,156.6)	(8,108.4)
Fee-based operating expenses	$1,851.2	$1,785.8	$5,487.3	$4,715.0

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2022	2021	2022	2021

Net income attributable to common shareholders	$140.2	$237.2	$479.7	$540.2
Add:
Interest expense, net of interest income	23.2	9.6	49.1	30.6
Provision for income taxes	42.3	65.3	155.4	148.4
Depreciation and amortization(a)	54.7	52.8	163.5	160.3
EBITDA	$260.4	$364.9	$847.7	$879.5
Adjustments:
Restructuring and acquisition charges[3]	21.0	15.6	66.4	50.9
Net (gain) loss on disposition	—	(0.4)	7.5	(12.4)
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(12.8)	(43.5)
Adjusted EBITDA	$276.2	$352.0	$908.8	$874.5
Net income margin attributable to common shareholders	2.7%	4.9%	3.1%	4.0%
Adjusted EBITDA margin	13.3%	17.2%	14.8%	16.6%

	Three months ended September 30,		Nine months ended September 30,
(In millions, except share and per share data)	2022	2021	2022	2021

Net income attributable to common shareholders	$140.2	$237.2	$479.7	$540.2
Diluted shares (in thousands)	48,629	51,944	49,727	52,178
Diluted earnings per share	$2.88	$4.57	$9.65	$10.35

Net income attributable to common shareholders	$140.2	$237.2	$479.7	$540.2
Adjustments:
Restructuring and acquisition charges[3]	21.0	15.6	66.4	50.9
Net non-cash MSR and mortgage banking derivative activity	(5.2)	(28.1)	(12.8)	(43.5)
Amortization of acquisition-related intangibles(a)	16.9	12.4	49.5	38.7
Net (gain) loss on disposition	—	(0.4)	7.5	(12.4)
Tax impact of adjusted items(b)	(7.6)	0.1	(25.8)	(7.3)
Adjusted net income attributable to common shareholders	$165.3	$236.8	$564.5	$566.6
Diluted shares (in thousands)	48,629	51,944	49,727	52,178
Adjusted diluted earnings per share	$3.40	$4.56	$11.35	$10.86
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the second quarter of 2022, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first and third quarter of 2022 and the first nine months of 2021, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2022	% Change	2022	% Change
Revenue:
At current period exchange rates	$5,177.5	6%	$15,257.3	14%
Impact of change in exchange rates	223.6	n/a	475.7	n/a
At comparative period exchange rates	$5,401.1	10%	$15,733.0	17%

Fee revenue:
At current period exchange rates	$2,048.6	—%	$6,087.9	16%
Impact of change in exchange rates	90.6	n/a	190.2	n/a
At comparative period exchange rates	$2,139.2	4%	$6,278.1	19%

Operating income:
At current period exchange rates	$202.6	(31)%	$613.4	3%
Impact of change in exchange rates	1.5	n/a	7.6	n/a
At comparative period exchange rates	$204.1	(30)%	$621.0	4%

Adjusted EBITDA:
At current period exchange rates	$276.2	(22)%	$908.8	4%
Impact of change in exchange rates	8.6	n/a	18.3	n/a
At comparative period exchange rates	$284.8	(19)%	$927.1	6%
2.    As part of the last phase of the company's Beyond transformation, effective January 1, 2022, the company changed from its geographic-centric Real Estate Services segments of Americas, EMEA and Asia Pacific to global business line segments of Markets Advisory, Capital Markets, Work Dynamics and JLL Technologies. The company's real estate investment management business, LaSalle, continues as a reporting segment. Beginning with the first quarter of 2022, the company's financial results are presented on this basis. Comparable periods in 2021 have been recast to align with the new reporting structure.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows restructuring and acquisition charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Severance and other employment-related charges	$9.4	$1.2	$21.0	$2.1
Restructuring, pre-acquisition and post-acquisition charges	11.7	14.4	45.2	47.8
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(0.1)	—	0.2	1.0
Total restructuring and acquisition charges	$21.0	$15.6	$66.4	$50.9
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended September 30, 2022, to be filed with the SEC in the near future.
5.    As of September 30, 2022, LaSalle had $81.7 billion of real estate assets under management (AUM), composed of $39.1 billion invested in separate accounts, $39.2 billion invested in fund management vehicles and $3.4 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $30.5 billion in North America, $20.0 billion in the UK, $13.1 billion in Asia Pacific and $6.8 billion in continental Europe. The remaining $7.9 billion relates to Global Partner Solutions which is a global business line.
    AUM changed less than 1% in USD (increased 4% in local currency) from $82.1 billion as of June 30, 2022. The AUM change resulted from (i) $3.5 billion of foreign currency decreases and (ii) $1.0 billion of dispositions and withdrawals, partially offset by (iii) $3.2 billion of acquisitions and (iv) $0.9 billion of net valuation increases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.2 billion in private equity capital for the quarter ended September 30, 2022.
6.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
"EMEA" is defined as Europe, Middle East and Africa.
7.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue and Fee Revenue Segment Detail

	Three months ended September 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$703.3	377.8	30.4	$1,111.5	$465.0	89.7	40.5	$595.2	$2,429.1	748.3	112.4	$3,289.8	$56.5	$124.5	$5,177.5
Gross contract costs[1]	(6.9)	(254.9)	(1.8)	(263.6)	(7.7)	(3.2)	—	(10.9)	(2,245.5)	(538.3)	(53.1)	(2,836.9)	(3.8)	(8.5)	(3,123.7)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(5.2)	—	—	(5.2)	—	—	—	—	—	—	(5.2)
Fee revenue	$696.4	122.9	28.6	$847.9	$452.1	86.5	40.5	$579.1	$183.6	210.0	59.3	$452.9	$52.7	$116.0	$2,048.6

	Three months ended September 30, 2021
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$694.9	351.3	33.7	$1,079.9	$554.7	87.1	38.5	$680.3	$2,138.4	707.8	114.2	$2,960.4	$38.8	$129.8	$4,889.2
Gross contract costs[1]	(5.8)	(235.4)	(1.7)	(242.9)	(10.0)	(3.0)	—	(13.0)	(1,978.4)	(514.2)	(51.2)	(2,543.8)	(4.4)	(6.4)	(2,810.5)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(28.1)	—	—	(28.1)	—	—	—	—	—	—	(28.1)
Fee revenue	$689.1	115.9	32.0	$837.0	$516.6	84.1	38.5	$639.2	$160.0	193.6	63.0	$416.6	$34.4	$123.4	$2,050.6

Appendix: Revenue and Fee Revenue Segment Detail (continued)

	Nine months ended September 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$2,012.6	1,126.5	90.1	$3,229.2	$1,490.8	268.7	120.8	$1,880.3	$7,183.5	2,115.4	335.0	$9,633.9	$156.6	$357.3	$15,257.3
Gross contract costs[1]	(15.8)	(762.8)	(5.7)	(784.3)	(29.4)	(6.8)	—	(36.2)	(6,633.0)	(1,514.8)	(155.7)	(8,303.5)	(10.6)	(22.0)	(9,156.6)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(12.8)	—	—	(12.8)	—	—	—	—	—	—	(12.8)
Fee revenue	$1,996.8	363.7	84.4	$2,444.9	$1,448.6	261.9	120.8	$1,831.3	$550.5	600.6	179.3	$1,330.4	$146.0	$335.3	$6,087.9

	Nine months ended September 30, 2021
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$1,683.9	1,046.7	93.3	$2,823.9	$1,286.8	258.2	99.1	$1,644.1	$6,294.0	1,877.4	323.3	$8,494.7	$121.8	$336.8	$13,421.3
Gross contract costs[1]	(14.0)	(701.8)	(7.5)	(723.3)	(27.3)	(7.4)	—	(34.7)	(5,815.7)	(1,336.1)	(154.3)	(7,306.1)	(24.7)	(19.6)	(8,108.4)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(43.5)	—	—	(43.5)	—	—	—	—	—	—	(43.5)
Fee revenue	$1,669.9	344.9	85.8	$2,100.6	$1,216.0	250.8	99.1	$1,565.9	$478.3	541.3	169.0	$1,188.6	$97.1	$317.2	$5,269.4